Exhibit 99.1

NEWS RELEASE	[Logo of SPX Corporation]

Contact:	Jeremy W. Smeltser (Investors)	Tina Betlejewski (Media)
	704-752-4478	704-752-4454
	E-mail: investor@spx.com	E-mail: spx@spx.com

WILLIAM C. GRIFFITHS RESIGNS AS PRESIDENT OF

SPX’S FLUID SYSTEMS BUSINESSES

CHARLOTTE, NC – July 13, 2004 – SPX Corporation (NYSE: SPW) today announced that William C. Griffiths, currently President, Fluid Systems and an officer of the company, is resigning from the company effective July 31. Mr. Griffiths is leaving the company to assume the CEO position of Champion Enterprises (NYSE:CHB) based in Auburn Hills, Michigan.

“This is a great opportunity for Bill and we wish him the very best as he begins the next stage in his career,” said John B. Blystone, Chairman, President and CEO. “Under Bill’s leadership the businesses in our fluid systems platform have successfully consolidated expertise, expanded their international presence and grown profitably.”

Mr. Griffiths joined SPX Corporation in May 2001, when SPX acquired United Dominion Industries where he was President of the Fluid Systems Division. He joined United Dominion Industries in July 1994 as President of Waukesha Cherry-Burrell. In February 2003, he was elected an officer of SPX.

“My three year tenure at SPX has been very rewarding,” Bill Griffiths said. “I value the opportunity I’ve had to work with this strong team of business leaders.”

SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation’s home page is www.spx.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

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